EXHIBIT 10.1
--------------------------------------------------------------------------------
                                 Sales Agreement
--------------------------------------------------------------------------------
Introduction and Document Scope
--------------------------------------------------------------------------------

         This Agreement establishes the terms and conditions of a sales agreement for the software called NoMatterWare.

         Under the existing agreement, dated May 14, 1999, all NoMatterWare software is owned by Churchill Consulting Services Inc.. However, under the agreement, the company NoMatterWare Inc. has been given exclusive marketing rights to both the ResumesOnLine service, AND the NoMatterWare software and service.

         This  agreement   replaces  the  license  agreement  between  Churchill
         Consulting Services Inc. and NoMatterVVare Inc. signed and dated May 14,1999.

Sales Agreement
--------------------------------------------------------------------------------
         This Agreement dated September 01, 1999 but effective as of May 14 1999 between:
                       Churchill Consulting Services Inc.
                          Suite 1290 727 7th Avenue SW
                                 Calgary Alberta
                                     T2P 0Z2
                                   ("Company")
AND
                                NoMatterWare Inc.
                           Suite 360 717 7th Avenue SW
                                Calgary Alberta,
                                     T2P 0Z3
                                  ("Purchaser")

In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1) Grant of Rights. Company hereby grants to Purchaser all rights of ownership any and all of the Products and Services (as hereinafter defined). In return, Purchaser relinquishes all rights to the product and service known as ResumesOnLine.

      Maintenance Defined: Maintenance is defined as any customization of the Products sold by Company to Purchaser to accommodate the Purchaser's business requirements.

2) Products and Services. This Agreement applies to the following products and services (the "Products"): (a) NoMatterWare Software

      For greater certainty, "NoMatterWare Software" includes all source code, html, database structures, database content, and diagrams, that make up the body of the product, but does not include the hardware on which the software runs, the operating systems installed on the servers, the Cold Fusion Engine, or the SQL Server license required to operate the database.

XXXX (Note: Paragraphs 3 and 4 are crossed out and initialed "BC" and "KT") XXXX
X                                                                              X
X 3)    Maintenance Fees.                                                      X
X                                                                              X
X       Under the terms of this  agreement  Purchaser  agrees to contract  all X
X       hosting, software maintenance, programming, bug fixes, graphic artwork X
X       enhancements,  and  component  additions  to Company  based on the fee X
X       structure laid out below:                                              X
X                                                                              X
X        *      A flat  $15,000  per month fee  based on the  immediate  and   X
X               sustained  need for a minimum of 3 programming  staff needed   X
X               to  continue  with  the  research  and  development  of  the   X
X               software to stay current in the industry.  In the event that   X
X               more  or  less  staff  are   required,   this  fee  will  be   X
X               re-negotiated.                                                 X
X                                                                              X
X        *      A monthly  software  license  fee of  $10,000  to cover such   X
X               things  as  Server  licenses,   database  licenses,   secure   X
X               transaction licenses, operating system licenses, etc.          X
X                                                                              X
X        *      A monthly equipment usage fee of $10,000.  In the event that   X
X               more  equipment  is  required  than the fee will  adequately   X
X               cover, then a new usage fee will be agreed upon based on the   X
X               needs of the products and/or services and a 15% markup added   X
X               to the cost.                                                   X
X                                                                              X
X        *      A $10 per month fee for each NoMatterWare customer hosted on   X
X               Company's  Server.  This fee applies only if the  customer's   X
X               domain name is directed to Company's Server,  and Company is   X
X               required  to provide  the  customer  with one  active  email   X
X               address.                                                       X
X                                                                              X
X 4)       Services Provided By Company.                                       X
X                                                                              X
X        In exchange for the maintenance fees laid out in section 3, Company   X
X        will be retained as the exclusive Research and Development  partner   X
X        for the NoMatterWare System.                                          X
X        Company will provide the following services:                          X
X                                                                              X
X        * Web Site hosting for the  NoMatterWare  Web Site,  as well as the   X
X          web sites of any  customers  of  NoMatterWare,  at the request of   X
X                                                                              X
X        * Database hosting for the NoMatterWare Web Site.                     X
X                                                                              X
X        * Adequate on and off site backups the NoMatterWare Web Site.         X
X                                                                              X
X        * Adequate Internet  bandwidth to handle the trafffic  generated by   X
X          the NoMatterWare Web Site.                                          X
X                                                                              X
X        * Necessary   software   development   staff  for   product/service   X
X          enhancements, and bug fixes for the NoMatterWare software.          X
X                                                                              X
X        * Necessary Internet Graphic Arts staff for such things as Web site   X
X          enhancements,  template  construction,  and  any  other  work  on   X
X          NoMatterWare as required.                                           X
X                                                                              X
X        * Intuitive    internet-based    help    documentation   for   both   X
X          ResumesOnLine and NoMatterWare web sites and services.              X

X                                                                              X
X        * Full email and network support for the company NoMatterWare Inc.    X
X                                                                              X
X        * Complimentary  hosting  of  up  to 50  promotional  web  sites      X
X          to be allocated at NoMatterWare's discretion.                       X
X                                                                              X
XXXX (Note: Paragraphs 3 and 4 are crossed out and initialed "BC" and "KT") XXXX


5)       Sale Price.

         The price of the sale is Five Hundred Thousand Dollars ($500,000) Canadian, payable as follows:
             a. $250,000.00 (Two Hundred And Fifty Thousand Dollars Canadian) by way of promissory note due May 14, 2001 and;
             b. Two Hundred And Fifty Thousand Dollars Canadian payable by issuance of 167,500 Class 'A' shares of the purchaser ($1.OOUS/share)

6)       Payment Terms.

         In the case of (a), issuance of a share certificate in the name of Churchill Consulting Services Inc. immediately at the time of the sale, accompanied by a promissory note for $250,000 due on May 14, 2001.

7) Warranty On Products. Company warrants that the Products will operate substantially in accordance with Company's documentation. Purchaser must make any claim by Purchaser that a Product is defective within the Inspection Period as hereinbefore provided. Company's sole obligation in this regard will be to use reasonable efforts to, at its option and at its own expense, correct or replace any error which Company can recreate which significantly affects performance in accordance with the documentation, provided the error is not caused in whole or in part by
         (i) any defect in or failure to function in accordance with applicable manufacturer's specifications of any or any portion of Purchaser's or any person's hardware, firmware, peripheral equipment, communication device, application, program or other software or equipment used in connection with the Products, (ii) any modification made to the Products by anyone other than Company, (iii) the failure of Purchaser or any person to follow the most current instructions promulgated by Company, from time to time, with respect to the proper use of the Products, (iv) the negligence of Purchaser or any person, or (v) any cause within the control of Purchaser or Purchaser's Customer. Purchaser will provide and will ensure that Purchaser's Customer provides Company with its full cooperation in a timely manner to allow Company to fulfill its obligations under this section. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, REPRESENTATIONS AND CONDITIONS, WRITTEN, ORAL, EXPRESS OR IMPLIED, IN FACT OR IN LAW INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS CONCERNING DESIGN, QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR OR A GENERAL PURPOSE ALL OF WHICH ARE, TO THE EXTENT PERMISSIBLE BY LAW, HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED. COMPANY SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH LOSSES.

8)       Additional Covenants.
         (a) All end user support of NoMatterWare's customers will be conducted by Purchaser or an agent dully assigned by Purchaser. Company is under no obligation to provide end user support, unless a separate agreement is reached which indicates such.

9) Software Customization. Under the terms of the support agreement, Purchaser may require one or more modifications to NoMatterWare as requested by NoMatterWare customers.

         Such modifications can be divided into two categories:

         (a) Graphic Artwork and Cosmetic Modifications - alterations to the Products that do not require changes to the underlying source code or business logic

         Purchaser may perform any and all graphic and cosmetic modifications or assign the performance of the modifications to a third party without the consent of Company. The Purchaser's Customer will pay Purchaser One Hundred Percent (100%) of any and all fees charged to the Purchaser's Customer by Purchaser for Graphic Artwork and Cosmetic Modifications and Company lays no claim to such fees unless Company conducts the work, in which case such fees will be paid by Purchaser to Customer without set off or deduction.

         (b) Source Code Modifications - modifications to the programming logic embedded in the Products. These modifications are not related to bugs, flaws, or defects in the products in any manner.

         Company will make reasonable efforts to provide the capability to modify the Products as requested. Company will determine the estimated cost of the proposed modifications and will provide Purchaser with a written price estimate for the requested modifications, as well as for any manuals and related documentation which require modification. Company will commence work only upon receiving signed approval by Purchaser to make the modifications.

1O) Termination of Sales Agreement. If the Purchaser, for whatever reason fails to pay for NoMatterWare as outlined in section 5 of this agreement, the company may terminate the sales component of the agreement on 30 days written notice to the purchaser.

         Upon termination or expiration of this agreement all rights granted hereunder to Purchaser will forthwith revert to Company and Purchaser shall have no further rights hereunder.

11)      Termination of Support Agreement.
         The occurrence of any of the following shall allow Company to terminate the sales component of this Agreement on 30 days notice without further obligation to Purchaser
         (a) Purchaser or Company fails to perform or observe any material term, covenant or agreement contained in this Agreement or any other agreement it now has or hereafter enters into with Company;
         (b) Purchaser or Company is reorganized as a result of financial difficulties suffered by it;

         (c) Any representation or warranty made by Purchaser or Company in this Agreement or in any certificate, agreement, instrument or statement contemplated hereby or made or delivered pursuant hereto or in connection herewith proves to have been incorrect in any material respect when made;
         (d) Purchaser or Company is adjudicated a bankrupt or insolvent, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or applies for or consents to the appointment of any receiver, trustee or similar officer for it or any substantial part of its property, or such receiver, trustee or similar officer is appointed without the consent of Purchaser and such appointment continues undischarged for a period of ninety (90) days, or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial part of the property of Purchaser and such is not released, vacated or fully bonded within ninety (90) days after its issue or levy;

12) Entire Agreement. The parties hereto confirm and agree that this Agreement (including the premises and any and all Schedules hereto) constitutes the entire and complete Agreement between them and that this Agreement supersedes any previous oral or written communications, negotiations, representations, understandings or agreements between the parties with respect to the subject matter hereof. There will be no waiver or modification of any of the terms of this Agreement unless such waiver or modification is made in writing and signed by each of the parties hereto.

13) Severability. Should any provision of this Agreement be illegal, void or otherwise unenforceable such provision will be severed from the rest of this Agreement and the rest of this Agreement will remain in full force and effect, and be binding on the parties as though the said provision had never been included.

14) Currency. All currency values expressed in this Agreement represent Canadian Dollars.

15) Governing Law. This Agreement and all amendments, modification, alterations or supplements thereto will, in all respects, be subject to and interpreted, construed and enforced in accordance with the laws of the Province of Alberta. Each party hereby attorns to and accepts the exclusive jurisdiction of the courts of the Province of Alberta for all purposes hereof.

16) Headings. Headings of the articles or sections hereof are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

17) Number and Gender. In this Agreement, words importing the singular number only will include the plural and vice versa, and words importing the masculine gender will include the feminine and neuter genders, and words importing persons will include provincial or federal companies, corporations, partnerships, syndicates, trusts and any number or aggregate of persons, all as the context may require.

18) Neutral Interpretation. This Agreement will be interpreted neutrally and without regard to which party drafted it and, in particular, no rule of construction will be applied that would result in the resolution of an ambiguity on the basis of which party drafted this agreement.

19)      Time. Time will be of the essence in this Agreement.

20)      Assignment. This Agreement is not assignable by Company or Purchaser.

21) Further Assurances. Each party will at any time and from time to time hereafter take any and all steps and execute, acknowledge and deliver to the other party, any and all further instruments and assurances that the other party may reasonably require for the purpose of giving full force and effect to the provisions of this Agreement.

22) Survival. Any term, condition or provision hereof applicable after the termination or expiry of this Agreement and the Purchasership relationship created hereby will survive such termination or expiry and remain in full force and effect.

23) Enurement. This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors, licensees and permitted assigns.

24) Independent Legal Advice. The parties hereby acknowledge and confirm that each was advised by the other to obtain independent legal or other professional advice and that by executing this Agreement each hereby confirms that it has had the opportunity to seek independent legal or other professional advice prior to executing this Agreement and has either (i) obtained such legal or other professional advice, or (ii) waived the right to obtain such independent legal or other professional advice.

25) Counterpart. This Agreement may be executed originally or by telecopy and may be executed in counterparts, each of which when so executed will be deemed to be an original, and such counterparts together will constitute one and the same instrument, which will be sufficiently evidenced by either such original counterpart.


IN WITNESS WHEREOF the Company has duly executed this Agreement by its authorised officers in that behalf as of the day first above written.

                                              CHURCHILL CONSULTING SERVICES INC.

                                            Per: /s/ Kurt Tosczak
                                                 -------------------------------

                                            Per: Kurt Tosczak
                                                 -------------------------------

IN WITHESS WHEREOF the Purchaser has duly executed this Agreement by its authorised officers in that behalf as of the day first above written.

                                                               NOMATTERWARE INC.

                                            Per: /s/ Brad Churchill
                                                 -------------------------------

                                            Per: Brad Churchill
                                                 -------------------------------

                             Exhibit 10.1 - Addendum




April 27, 2001





The following document outlines an addendum to the sales contract of the NoMatterWare software to NoMatterWare Inc. from Churchill Consulting Services, Inc.

Churchill Consulting and NoMatterWare have agreed to amend the contract, Removing the right by Churchill to reclaim the intellectual property sold to NoMatterWare in the event that full payment isn't made to Churchill on or before May 14, 2001.

The new clause is to read as follows:

In the event that Churchill is not paid in full for the technology purchased by NoMatterWare on or before May 14, 2001, any outstanding monies owed will be subject to an interest penalty of 12% (twelve percent) per annum, compounded annually for as long as the debt is outstanding.

Churchill Consulting and NoMatterWare have also agreed that Churchill will take no action to collect the outstanding debt for a period of two years, after which time Churchill Consulting may at their option increase the interest rate to a maximum of 20% or use whatever means necessary as permitted by law to collect the outstanding debt.


/s/ Brad Churchill                                   April 27, 2001
----------------------------------------------       --------------
Per: Brad Churchill                                  Date
President, NoMatterWare Inc.


/s/ Kurt Tosczak                                     April 27, 2001
----------------------------------------------       ----------------
Per: Kurt Tosczak                                    Date
President, Churchill Consulting Services, Inc.